NUMBER

CL

COMMON SHARES

THIS CERTIFICATE IS TRANSFERABLE IN SOUTH ST. PAUL, MN



INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO

SHARES

CUSIP 045604 10 5

SEE REVERSE FOR CERTAIN DEFINITIONS

ASSOCIATED ESTATES REALTY CORPORATION

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE COMMON SHARES, WITHOUT PAR VALUE OF

Associated Estates Realty Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and amendments thereto as filed in the office of the Secretary of State of Ohio, to which the holder by acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED
WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

PRESIDENT

Martin A. Fishman
SECRETARY

PROOF OF OCTOBER 6, 2009
ASSOCIATED ESTATES REALTY
TSB 00390 LOT 1
OPERATOR: AP
NEW

ABnote North America
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: DENISE LITTLE 931-490-1706

COLORS SELECTED FOR PRINTING:

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Associated Estates Realty Corporation

The Depositary Shares evidenced by this Depositary Receipt are subject to restrictions on ownership and transfer for the purpose of preserving the Corporation's status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to the provisions of the Corporation's Second Amended and Restated Articles of Incorporation, as amended, no Person may own, Beneficially Own or Constructively Own Depositary Shares representing Preferred Shares in excess of 9.8% of the outstanding Preferred Shares of the Company. Any Person who attempts to own, Beneficially Own or Constructively Own Depositary Shares representing Preferred Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Second Amended and Restated Articles of Incorporation, as amended, a copy of which will be sent without charge to each shareholder who so requests. If the restrictions on ownership are violated, the Preferred Shares represented by the Depositary Shares evidenced by this Depositary Receipt will be subject to repurchase by the Corporation on the terms and conditions set forth in the Corporation's Second Amended and Restated Articles of Incorporation, as amended.

ASSOCIATED ESTATES REALTY CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, WITH RESPECT TO THE CLASS B SERIES II CUMULATIVE REDEEMABLE PREFERRED SHARES OF ASSOCIATED ESTATES REALTY CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ________ (Cust) Custodian ________ (Minor) under Uniform Gifts to Minors Act ________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For value received, ______________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

______________________________ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint

______________________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated ______________________________

____
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PROOF OF: OCTOBER 6, 2009 ASSOCIATED ESTATES REALTY
SALES: DENISE LITTLE 931-490-1706	TSB 00390 LOT 2
	OPERATOR: AP
	R1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF